Exhibit 10.8



October 24, 1997


Mr. William J. Callahan
620 Northwood Drive
Iowa City, Iowa  52245


Dear Bill:

On behalf of XATA Corporation, I am pleased to offer you the position of Chief Operating Officer. The primary responsibility of the position are detailed in the enclosed job description. The terms of our offer are as follows:

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1.  BASE SALARY:        1.  $4,615.39 paid bi-weekly. Annually equals $120,000.
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2.  COMMUTE EXPENSES    2.  XATA will provide expense coverage for travel and
                            lodging in Minnesota during your commuting period.
                            It is our desire that you relocate to this area at
                            your earliest convenience.  You will provide a
                            budget for expected commuting expense for our
                            approval.
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3.  STOCK OPTIONS:      3.  In consideration for signing the XATA EMPLOYMENT
                            AGREEMENT, you will be granted 25,000 stock options
                            per the terms of the current option plan.  These
                            options will vest over a period of three years and
                            terminates in five (5) years.
----------------------- --------------------------------------------------------
4.  XATA MANAGEMENT     4.  $7,500 per quarter or $30,000 annually can be earned
    INCENTIVE PLAN:         at 100% performance for achieving key financial
                            objectives as defined on the attached document.
----------------------- --------------------------------------------------------
5.  BENEFITS:           5.  Will be provided per the terms of XATA's standard
                            benefit plan.

----------------------- --------------------------------------------------------

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In the event that there is a change of control in the ownership of XATA
Corporation and the change of control results in a condition that is not favorable to you for continued employment, your options will immediately vest and must be purchased within ninety (90) days.

We would like you to start with XATA no later than November 1, 1997. Please let us know at your earliest convenience if this is possible.

We believe you will be a major contributor in helping XATA capture the opportunity we have. We look forward to your acceptance of this offer and the opportunity to work with you. Please indicate that these terms are agreeable to you by your signature in the space provided below.

Sincerely,



 /s/  Dennis R. Johnson                 /s/ William J. Callahan
Dennis R. Johnson                       ----------------------------------------
President & CEO                                   William J. Callahan

DRJ/drj

enclosures:  XATA Benefits Booklet
             Employment Agreement
             XATA Management Incentive Plan
             Job Description